Exhibit 99.1

TraQiQ, Inc. Changes Company Name to Titan Environmental Solutions Inc. and State of Incorporation to Nevada

Troy, MI—January 11, 2024 –Titan Environmental Solutions Inc. (“Titan” or the “Company”) (OTCQB: TRIQ) announced today that the Company effected a change in its name and jurisdiction of incorporation from TraQiQ, Inc., a California corporation (“TRIQ”), to Titan Environmental Solutions Inc., a Nevada corporation, effective January 10, 2024. The name change and change in state of incorporation to Nevada was pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of January 9, 2024 (the “Merger Agreement”), by and between TRIQ and Titan. Effective as of 11:59 p.m. eastern time on January 10, 2024, TRIQ merged with and into Titan, with Titan being the surviving entity (the “Reincorporation Merger”). The Reincorporation Merger, including the name change described above, was approved by the stockholders of TRIQ and Titan, as reported in the Definitive Information Statement on Schedule 14C filed by TRIQ with the Securities and Exchange Commission on October 10, 2023.

In addition to the name change, as a result of the effectiveness of the Reincorporation Merger, certain other changes took place effective as of January 10, 2024, as further described in Titan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2024.

“We are excited to have completed the Reincorporation and change of our name to Titan Environmental Solutions Inc.,” said Glen Miller, CEO of Titan. “Our new name defines our vision of significant size and strength and our redirected focus to become a consolidator of environmental services companies, initially in the eastern portion of the United States, leveraging our pre-existing public company status, over a collective half century of solid waste experience, and relationships which provide a significant list of potential acquisition candidates.” Mr. Miller added, “our intended focus will remain on customer service, technology, and operating efficiencies as we plan to continue to increase shareholders value.”

The Reincorporation Merger did not result in any change in the Company’s headquarters, business, management, location of its offices or facilities, number of employees, federal tax identification number, assets or liabilities. Management, including all directors and officers, remain the same immediately after the Reincorporation Merger.

FOR MORE INFORMATION

Glen Miller

Chief Executive Officer

GMiller@titancares.com

About Titan Environmental Solutions Inc.

Titan Environmental Solutions Inc., based in Troy, MI, is a technology enabled environmental services company with an emphasis on improving environmental efficiency while relying on brick and mortar, cash flow generating traditional waste management and recycling targets. In additional to Titan’s waste technology efforts, the Company will focus on being a consolidator of environmental service companies with a focus on acquiring well established, cash flow generating assets in the environmental industry, vertically integrating its operations and integrating future acquisitions into its technology-based solutions to waste management. Titan goal is to continue to grow as an entrepreneurial driven, service oriented, waste and recycling solutions company with a comprehensive waste solution platform to meet customer demands, including, collections, hauling, recycling, and technology-based waste reduction solutions. The Company’s vertically aligned services provide customers with convenience and increased revenues by lowering waste disposal costs. Please visit www.Titan Cares.com for more information on what Titan has to offer or call 248-775-7400.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Titan’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Titan’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K.

Titan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Titan or other matters and attributable to Titan or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Titan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Titan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.